Registration No. _________________

    As filed with the Securities and Exchange Commission on December 15, 1998
    -------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                                 WORLDTEX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                      DELAWARE                           56-1789271
           -------------------------------             -------------
           (State or other jurisdiction of             (IRS Employer
           incorporation or organization)            Identification No.)

           212 12TH AVENUE, N.E., HICKORY, NC               28601
           ----------------------------------------      ----------
           (Address of Principal Executive Offices)      (Zip Code)

                            1992 Stock Incentive Plan
                                       and
                         NON-PLAN EMPLOYEE STOCK OPTION
                            -------------------------
                            (Full title of the plans)

                                Richard J. Mackey
            Worldtex, Inc., 212 12th Ave., N.E., Hickory, NC 28601
                                 (704) 328-5381
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                       Copy to: Gloria W. Nusbacher, Esq.
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                              New York, N.Y. 10004


                              CALCULATION OF REGISTRATION FEE

    Title of
   Securities         Amount      Proposed Maximum       Proposed          Amount of
      to be            to be       Offering Price    Maximum Aggregate    Registration
   Registered      Registered<F2>    Per Share<F3>   Offering Price<F3>       Fee
--------------------------------------------------------------------------------------
 Common Stock,
   par value      750,000 shares        $3.68         $2,762,500.00       $767.98
 $.01 per share<F1>
--------------------------------------------------------------------------------------

----------
<F1>
Each share of Common Stock includes a related right (a "Right") to purchase  junior participating  preferred  stock of the Company.  The Rights are not  exercisable or transferable  apart  from  the  Common  Stock  at this  time,  and  accordingly  no independent value is attributable to such Rights.

<F2>
This Registration Statement also relates to such indeterminate number of additional shares (and  related  Rights) as may be issuable  pursuant to stock  splits,  stock dividends, or similar transactions.

<F3>
The  proposed  maximum  offering  price per share of Common  Stock and the proposed maximum  aggregate  offering  price  are  calculated  solely  for  the  purpose  of determining the  registration  fee pursuant to Rule 457(h) under the Securities Act of 1933.  With respect to 50,000  shares of Common Stock as to which stock  options were granted prior to the date hereof,  the registration fee is based on the option exercise  price of $8.00 per share,  and with  respect to the balance of the shares being registered  (consisting of 700,000 shares of Common Stock),  the fee is based on a price of $3.375  which is the average of the high and low sales  prices of the
Common  Stock on  December  11,  1998 as  reported  on the New York Stock  Exchange
Consolidated Tape.

                                   PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by Worldtex, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

            (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

            (c)  The  description  of the  Company's  Common  Stock  and  Rights
        contained  in  the  Company's   registration   statements  therefor  and
        subsequent amendments thereof.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4. DESCRIPTION OF SECURITIES

            Not applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders) or
(iv) for any transaction from which the director derived an improper personal benefit.

            The Company's Certificate of Incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of a director of the Company shall be eliminated or limited, without further shareholder action, to the fullest extent possible under Delaware law as so amended.

            Section 145 of the Delaware General Corporation Law contains provisions permitting and, in some situations, requiring Delaware corporations, such as the Company, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Company's Certificate of Incorporation contains provisions requiring indemnification by the Company of its directors and officers to the fullest extent that is permitted by law. Among other things, these provisions will provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

            The Company has a contract for insurance coverage under which the Company's officers and directors (as well as the Company) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

Item 8. EXHIBITS

NUMBER     DESCRIPTION                   METHOD OF FILING
------     -----------                   ----------------

4.1        Certificate of                Filed  as Exhibit 3.1 to  the Company's
           Incorporation                 Registration Statement on Form 10 dated
           of the Company                October  1,  1992,  as   amended,   and
                                         incorporated herein by reference

4.2        By-Laws of the Company        Filed  as Exhibit 3.2 to  the Company's
                                         Registration Statement on Form 10 dated
                                         October   1,   1992,  as  amended,  and
                                         and incorporated herein by reference

4.3        Share Purchase  Rights        Filed  as Exhibit 4.1 to  the Agreement
           dated as of August 1, 1992    Company's  Annual  Report on Form 10-K
           between the Company and       for 1992,  and  incorporated  herein by
           Chemical  Bank, as Rights     reference
           Agent

NUMBER     DESCRIPTION                   METHOD OF FILING
------     -----------                   ----------------

5.1        Opinion of Hughes Hubbard &   Filed herewith
           Reed LLP

23.1       Consent of KPMG Peat          Filed herewith
           Marwick LLP

23.2       Consent of Deloitte &         Filed herewith
           Touche LLP

23.3       Consent of Hughes Hubbard &   Contained in Exhibit 5.1
           Reed LLP

24.1       Powers of Attorney            Filed herewith
           authorizing Barry D. Setzer
           and Richard J. Mackey to
           sign the Registration
           Statement and all
           amendments thereto on
           behalf of certain directors
           and officers of the Company

Item 9. UNDERTAKINGS

(a)  The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on this 15th day of December, 1998.

                                          WORLDTEX, INC.



                                          By:  /S/ BARRY D. SETZER
                                             -----------------------------------
                                               Barry D. Setzer
                                               President and Chief Executive
                                               Officer



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 15th day of December, 1998.


SIGNATURE                                  CAPACITY



            *
------------------------------          President and Chief Executive Officer
      Barry D. Setzer                   and Director



            *
------------------------------          Chief Financial Officer and Chairman
      Richard J. Mackey                 of the Board (and chief accounting
                                        officer)


            *
------------------------------           Director
       Claude D. Egler



            *
------------------------------           Director
        John B. Fraser


            *
------------------------------           Director
      Salim M. Ibrahim

SIGNATURE                                  CAPACITY

            *
------------------------------           Director
         Willi Roelli


            *
------------------------------           Director
       Michael B. Wilson


            *
------------------------------           Director
       John K. Ziegler



*    By:/S/ BARRY D. SETZER ,
        ----------------------
        as authorized by Power
        of Attorney filed as
        Exhibit 24.1 to this
        Registration Statement

                                EXHIBIT INDEX

NUMBER     DESCRIPTION                   METHOD OF FILING
------     -----------                   ----------------

4.1        Certificate of                Filed  as Exhibit 3.1 to  the Company's
           Incorporation                 Registration Statement on Form 10 dated
           of the Company                October  1,  1992,  as   amended,   and
                                         incorporated herein by reference

4.2        By-Laws of the Company        Filed  as Exhibit 3.2 to  the Company's
                                         Registration Statement on Form 10 dated
                                         October   1,   1992,  as  amended,  and
                                         and incorporated herein by reference

4.3        Share Purchase  Rights        Filed  as Exhibit 4.1 to  the Agreement
           dated as of August 1, 1992    Company's  Annual  Report on Form 10-K
           between the Company and       for 1992,  and  incorporated  herein by
           Chemical  Bank, as Rights     reference
           Agent

5.1        Opinion of Hughes Hubbard &   Filed herewith
           Reed LLP

23.1       Consent of KPMG Peat          Filed herewith
           Marwick LLP

23.2       Consent of Deloitte &         Filed herewith
           Touche LLP

23.3       Consent of Hughes Hubbard &   Contained in Exhibit 5.1
           Reed LLP

24.1       Powers of Attorney            Filed herewith
           authorizing Barry D. Setzer
           and Richard J. Mackey to
           sign the Registration
           Statement and all
           amendments thereto on
           behalf of certain directors
           and officers of the Company